EXHIBIT 10.2

CARMAX, INC.
BENEFIT RESTORATION PLAN

As Amended and Restated

January 1, 2008

TABLE OF CONTENTS

Section I	Purpose of the Plan	1
1.1	Purpose	1
1.2	Structure	1
1.3	Definitions	1

Section II	Eligibility	3
2.1	Eligible Employees	3
2.2	Participation	3
2.3	No Duplication of Benefits	3

Section III	Benefits	3
3.1	Minimum Service Requirement	3
3.2	Supplemental Benefit	4
3.3	Adjustment for Early or Late Commencement	4
3.4	Maximum Benefit	4
3.5	Additional Benefit Service	5

Section IV	Computation and Payment of Supplemental Benefit	5
4.1	Computation	5
4.2	Payment	5
4.3	Payments to Key Employees	6

Section V	Computation and Payment of Survivor Benefit	6
5.1	Pre-Retirement Survivor Benefit	6
5.2	Post-Retirement Survivor Benefit	7
5.3	Actuarial Assumptions	7
5.4	Medium of Payment	8

Section VI	Administration	8
6.1	Amendment and Termination	8
6.2	Plan Administrator	8
6.3	Claims Procedure	8
6.4	Qualified Domestic Relations Orders	8

Section VII	Change of Control	9
7.1	Effect of Change of Control	9
7.2	Definition of Change of Control	9

Section VIII	Miscellaneous	9
8.1	Tax Matters	9
8.2	Rights Under the Plan	9
8.3	Effect on Employment	10
8.4	Successors; Governing Law	10
8.5	Assumption of Liabilities From Predecessor Plan	10

Appendix A	Provisions Applicable to a Pre-2005 Supplemental Benefit	11

i

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

Introduction

The provisions of this CarMax, Inc. Benefit Restoration Plan (the “Plan”) were originally effective October 1, 2002.  The Plan has been amended and restated from time to time since that date.  This amendment and restatement is effective January 1, 2008.

Since January 1, 2005, the Plan has been operated in good faith compliance with the requirements of Section 409A of the Code.  Effective January 1, 2005, the Plan is amended to conform the written terms of the Plan to the requirements of Section 409A of the Code.  These amendments apply solely to amounts accrued on and after January 1, 2005, plus any amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004.  Appendix A attached hereto describes the rules that apply under prior law to amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, and which shall remain subject to the terms of the Plan as in effect on December 31, 2004.

Section I
Purpose of the Plan

1.1           Purpose.  CarMax, Inc. (the “Company”) maintains the Plan to provide deferred compensation for certain key employees of the Company and its Affiliated Companies who are expected to contribute significantly to the growth of the Company and its Affiliated Companies.  The Board of Directors of the Company (the “Board”) has determined that the benefits to be provided under the Plan are reasonable and appropriate compensation for the services rendered and to be rendered.

1.2           Structure.  This Plan provides benefits as set forth in Sections III, IV and V for a select group of management or highly compensated employees (and their Beneficiaries) whose compensation is in excess of the limit on compensation under Section 401(a)(17) of the Code, or whose benefits are limited under the Pension Plan by the maximum benefit limit under Section 415 of the Code.

1.3           Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below.

(a)           Affiliated Company means any company or business organization that is under common control with the Company and that has adopted the Pension Plan as a Related Company.

(b)           Benefit Commencement Date means, for a distribution of a Participant’s or Beneficiary’s Post-2004 Supplemental Benefit which begins on or after January 1, 2008, the first day of the month following the month in which the Participant terminates

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

employment with the Company or an Affiliated Company provided that such Participant has satisfied the requirements for Early or Normal Retirement under the Pension Plan.

(c)           Code means the Internal Revenue Code of 1986, as amended.

(d)           Effective Date means October 1, 2002, which is the original effective date of the Plan.

(e)           Key Employee means a Participant who, as of December 31 of any calendar year, satisfies the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code).  Such Participant will be considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.

(f)           Maximum Benefit means the maximum annual Supplemental Benefit payable from the Plan as determined under Section 3.4.

(g)           Participant means an individual who is eligible to participate in the Plan under Section II.

(h)           Pension Plan means the CarMax, Inc. Pension Plan as in effect from time to time.

(i)           Post-Retirement Survivor Benefit means the benefit payable under the Plan to a Beneficiary of a Participant as determined under Section 5.2 or Appendix A Section 6, as applicable.

(j)           Post-2004 Supplemental Benefit means the portion of a Participant’s Supplemental Benefit accrued on and after January 1, 2005, plus amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004.

(k)           Pre-Retirement Survivor Benefit means the benefit payable under the Plan to a surviving Spouse of a Participant as determined under Section 5.1 or Appendix A Section 5, as applicable.

(l)           Supplemental Benefit means the benefit payable under the Plan as determined by Section 3.2, subject to adjustments as provided in the Plan.  A Participant’s Supplemental Benefit includes his or her Pre-2005 Supplemental Benefit (as determined in Appendix A) and Post-2004 Supplemental Benefit.

(m)           Tax Limits means both (i) the limit on compensation under Section 401(a)(17) of the Code (as adjusted from time to time under the terms of the Pension Plan), and (ii) the maximum benefit limit under Section 415(b)(1)(A) of the Code (as adjusted from time to time under the terms of the Pension Plan).

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

The following terms shall have the meanings provided in the Pension Plan:  Actuarial Equivalent, Alternate Payee, Beneficiary, Benefit Service, Disability Pension, Early Retirement Date, Joint and Survivor Annuity Option, Normal Retirement Date, Period Certain and Continuous Option, Permanent Disability, Plan Year, Qualified Domestic Relations Order, Qualified Joint and Survivor Annuity, Qualified Pre-Retirement Survivor Annuity, Related Company, Single Life Annuity and Spouse.

Section II
Eligibility

2.1           Eligible Employees.  Each participant in the Pension Plan who is an employee of the Company or an Affiliated Company on or after the Effective Date, and whose retirement benefits under the Pension Plan are limited by either or both of the Tax Limits, shall be a Participant.   In addition, any participant in the Pension Plan who had a benefit under the Circuit City Stores, Inc. Benefit Restoration Plan as of the Effective Date that is assumed under Section 8.5 shall become a Participant as of the Effective Date.

2.2           Participation.  A Participant shall commence participation in the Plan on the later of the Effective Date or the first day of the Plan Year beginning after the Participant’s future retirement benefits under the Pension Plan are limited by either or both of the Tax Limits.  An individual shall cease to be a Participant when the individual’s future retirement benefits under the Pension Plan are no longer limited by either of the Tax Limits and when the individual and his or her Beneficiary have received all benefits payable under the Plan.

2.3           No Duplication of Benefits.  All benefits described in the Plan are subject to the provisions of Section 3.4.  Notwithstanding anything in the Plan to the contrary, there shall be no duplication of benefits under this Plan and the Pension Plan.

Section III
Benefits

3.1           Minimum Service Requirement.  To be eligible to receive a Supplemental Benefit, a Participant must (i) meet one or more of the criteria described in Section 3.1(a), (b) and (c), below; and (ii) for distributions which begin on or after January 1, 2008, terminate from employment with the Company and any Affiliated Company after satisfying the requirements for Early or Normal Retirement under the Pension Plan.  The criteria are:

(a)           A Participant must have completed fifteen (15) years of Benefit Service at termination of employment with the Company or an Affiliated Company (any Benefit Service credited after termination of employment during a period of Permanent Disability also shall be included in years of Benefit Service for this purpose),

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

(b)           A Participant must have (i) reached his or her Early Retirement Date at the date of termination of employment with the Company or an Affiliated Company or (ii) reached his or her Early Retirement Date and have had a continuous Permanent Disability from the date of termination of employment until the Early Retirement Date, or

(c)           A Participant must have (i) reached his or her Normal Retirement Date at the date of termination of employment with the Company or an Affiliated Company or (ii) reached his or her Normal Retirement Date and have had a continuous Permanent Disability from the date of termination of employment until the Normal Retirement Date.

3.2           Supplemental Benefit.  The Participant shall receive a Supplemental Benefit under this Plan equal to the amount (if any) determined as follows:

(a)           The retirement benefit that would have been paid from the Pension Plan (i) had the Participant’s benefit not been limited by the Tax Limits and (ii) additionally if applicable, had the Participant actually earned any Benefit Service imputed under Section 3.5, reduced by

(b)           The total retirement benefit that is payable to the Participant under the Pension Plan.

3.3           Adjustment for Early or Late Commencement.  If a Supplemental Benefit commences before the Participant’s Normal Retirement Date, the benefit under Section 3.2(a) shall be calculated in accordance with any early retirement reduction provided under the Pension Plan.  If a Supplemental Benefit commences after a Participant’s Normal Retirement Date, the benefit under Section 3.2(a) shall be calculated in accordance with the provisions of the Pension Plan for benefits commencing after Normal Retirement Date.  If a Supplemental Benefit commences when a Participant starts a Disability Pension under the Pension Plan, the benefit under Section 3.2(a) shall be calculated by including Benefit Service during the period of Permanent Disability in accordance with the provisions of the Pension Plan for a Disability Pension.

3.4           Maximum Benefit.

(a)           Notwithstanding any other provision of the Plan to the contrary, the annual Supplemental Benefit payable to a Participant under this Plan shall not exceed (i) the Maximum Benefit reduced by (ii) the total annual benefit that is payable to the Participant under the Pension Plan.  The Maximum Benefit is based on the payment of the Supplemental Benefit as a single life annuity (with no ancillary benefits).  If benefits are payable in any other form, the Maximum Benefit shall be actuarially adjusted to be the Actuarial Equivalent of the Maximum Benefit payable as a single life annuity (with no ancillary benefits).

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

(b)           The Maximum Benefit is an annual amount equal to $400,000, as adjusted below.  The Maximum Benefit shall be subject to increase in the same percentage as the dollar limit is adjusted under Section 415(d)(1)(A) of the Code from time to time.  The adjustment will be made effective as of each January 1 beginning with January  1, 2006, based on the percentage adjustment applicable to that calendar year.  If no adjustment is made under Section 415(d)(1)(A) of the Code for a calendar year, there shall be no adjustment in the Maximum Benefit for that year.  In addition, the Maximum Benefit shall be proportionately adjusted for increases in the statutory maximum dollar limit under Section 415(b)(1)(A) of the Code.  The Maximum Benefit is not actuarially increased or decreased if the Participant commences payments other than at Normal Retirement Date.

(c)           A Participant’s Maximum Benefit shall be determined as of the commencement of payment of the Supplemental Benefit to the Participant and shall not be subject to future adjustment.  The Supplemental Benefit shall not be reduced if additional benefits become payable from the Pension Plan for any reason.  A Participant’s Supplemental Benefit shall not be increased if the Maximum Benefit is increased under Section 3.4(b) after the commencement of payments under the Plan.

3.5           Additional Benefit Service.  At its discretion, the Board of Directors or the Compensation and Personnel Committee of the Board may provide that any Participant shall be credited with additional imputed Benefit Service for purposes of Section 3.2(a).  The Board or Compensation and Personnel Committee shall have complete discretion to determine the amount of additional Benefit Service to be imputed and any other terms and conditions of the additional service crediting.   Any imputed Benefit Service shall be treated the same as actual Benefit Service for purposes of this Plan.

Section IV
Computation and Payment of Supplemental Benefit

4.1           Computation.  The amount of the Supplemental Benefit described in Section III will initially be determined by assuming that the benefits payable under this Plan and the Pension Plan are paid in the form of a Single Life Annuity payable for the Participant’s lifetime, beginning on the date on which payments actually begin to be made to the Participant from the Plan assuming that payments have begun under the Pension Plan and ending at the Participant’s death.

4.2           Payment.  This Section 4.2 governs the payment of a Participant’s Post- 2004 Supplemental Benefit, distribution of which begins on or after January 1, 2008.

(a)           A Participant’s Supplemental Benefit governed by this Section 4.2 will be paid or begin to be paid on the Participant’s Benefit Commencement Date, in the form elected by the Participant, except as provided in Section 4.3 below.

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

(b)           The Supplemental Benefit described in Section III will be actuarially adjusted, using the actuarial assumptions then in effect under the Pension Plan.  A Participant must make an election under this Section 4.2 either (i) in 2007 or (ii) if not made in 2007, within 30 days following the first day of the Plan Year after the Plan Year in which he or she first becomes a Participant.

(c)           A Participant may elect from the following forms of benefit, which shall be payable on the first day of each month during the distribution period:  (i) a Qualified Joint and Survivor Annuity; (ii) a Single Life Annuity; (iii) a Period Certain and Continuous Option with 60, 120 or 180 monthly payments guaranteed; (iv) a Joint and Survivor Annuity Option (with a 100%, 75% or 50% survivor benefit); or (v) a single lump sum.  Absent an election, the Participant’s Supplemental Benefit shall be paid in the form of a Qualified Joint and Survivor Annuity if the Participant is married on his Benefit Commencement Date or, if the Participant is unmarried on his Benefit Commencement Date, in the form of a Single Life Annuity.

(d)           A Participant may change his or her election made pursuant to Section 4.2(a) and (b) above, provided, however, that if such change is regarded as a change in time and form of payment for purposes of Code Section 409A and Treasury Regulations Section 1.409A-2(b)(2)(ii) (relating to life annuities), such change may not take effect until at least 12 months after the date on which the election is made and the payment with respect to which such election is made must be deferred for a period not less than five years from the date the payment would otherwise be made.  For purposes of this election, the payments under the annuity forms of payment are deemed to be a single payment.

4.3           Payments to Key Employees.  Payment of the Post-2004 Supplemental Benefit of a Participant who is a Key Employee on his termination of employment shall commence on the first day of the month following the six-month anniversary of the Key Employee’s termination of employment.  The initial payment under the preceding sentence shall include amounts that would have been paid prior to the initial payment had the Participant not been a Key Employee.

Section V
Computation and Payment of Survivor Benefit

5.1           Pre-Retirement Survivor Benefit.  A Pre-Retirement Survivor Benefit shall be payable to the surviving Spouse of a Participant if (i) the Participant had at least ten years of Benefit Service at death, and (ii) the Participant’s surviving Spouse is entitled to a Qualified Pre-Retirement Survivor Annuity under the Pension Plan.

(a)           The Spouse will be entitled to receive a Pre-Retirement Survivor Benefit from this Plan equal to the amount (if any) determined as follows:

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

(i)           The survivor benefit that would have been payable to the Spouse under the Pension Plan had the Participant’s Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and benefit from the Pension Plan been paid entirely from the Pension Plan, reduced by

(ii)           The total survivor benefit that is payable to the Spouse under the Pension Plan.

(b)           A Pre-Retirement Survivor Benefit distribution which begins on or after January 1, 2008, shall be payable in the form of the survivor portion of a 50% Joint and Survivor Annuity Option, calculated immediately prior to Participant’s death, and commencing on the later of (i) the first day of the month following what would have been the Participant’s Early Retirement Date under the Pension Plan or (ii) the first day of the second month following the month of Participant’s death; provided that the Pre-Retirement Survivor Benefit calculated under this sentence shall be the Actuarial Equivalent of the benefit described in Section 5.1.

5.2           Post-Retirement Survivor Benefit.  A Post-Retirement Benefit shall be payable with respect to the Post-2004 Supplemental Benefit of a Participant with a Benefit Commencement Date on or after January 1, 2008.

(a)           A Post-Retirement Survivor Benefit shall be payable under this Section to the surviving Beneficiary of a Participant who elects a form of benefit under the Plan that provides for a survivor benefit.  The amount of the benefit shall be the Actuarial Equivalent of (i) minus the sum of (ii) plus (iii) below where:

(i)           equals the survivor benefit that would have been payable to the Beneficiary under the Pension Plan had the Participant’s Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and the benefit from the Pension Plan been paid entirely from the Pension Plan, less the sum of

(ii)           the total survivor benefit that is payable to the Beneficiary under the Pension Plan, plus

(iii)           the total survivor benefit that is payable to a Beneficiary under Section 5.1 above.

(b)           A Post-Retirement Survivor Benefit is payable under this Section to a Beneficiary designated by the Participant under an election made in accordance with Section 4.2.

5.3           Actuarial Assumptions.  The actuarial assumptions used for purposes of the Pension Plan will be used to determine the benefits payable under this Plan.

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

5.4           Medium of Payment.  The Pre-Retirement Survivor Benefit and Post-Retirement Survivor Benefit will be paid in cash or a cash equivalent.

Section VI
Administration

6.1           Amendment and Termination. The Board of the Company may amend or terminate the Plan at any time; provided, however, that no amendment or termination of the Plan shall reduce a Participant’s accrued benefit under the Plan as of the date of the amendment or termination.  For this purpose, a Participant’s accrued benefit under the Plan shall be computed based on the formulas in this Plan and his accrued benefits under the Pension Plan as of the date of the computation.  Any termination of the Plan will be carried out in accordance with Section 409A of the Code and Treasury Regulations and other guidance thereunder.

6.2           Plan Administrator.  The Plan shall be administered by the Compensation and Personnel Committee of the Board (the “Plan Administrator”).  The decisions of the Plan Administrator shall be final and binding on all persons.  The Plan Administrator will have the express discretionary authority to interpret and administer the Plan, and to make all decisions with respect to the interpretation and administration of the Plan.  No benefit shall be paid under this Plan unless the Plan Administrator determines in its discretion that a Participant or Beneficiary is entitled to the benefit.

6.3           Claims Procedure.  Each Participant or Beneficiary of a deceased Participant shall be entitled to file with the Plan Administrator a written claim for benefits under the Plan.  The Plan Administrator shall review and act on the claim in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Department of Labor Regulations thereunder.

6.4           Qualified Domestic Relations Orders.  If the Plan Administrator receives a Qualified Domestic Relations Order requiring the payment of a Participant’s Supplemental Benefit under this Plan to a person other than the Participant, the Plan Administrator shall take the following steps:

(a)           If benefits are in pay status, the Plan Administrator shall account separately for the amounts that will be payable to the Alternate Payee.

(b)           The Plan Administrator shall promptly notify the named Participant and the Alternate Payee of the receipt of the Qualified Domestic Relations Order.

(c)           The Plan Administrator shall pay the specified amounts to the Alternate Payee pursuant to the Order; provided, however, that the Plan Administrator may distribute or cause to be distributed in a single lump sum to the Alternate Payee the Actuarial Equivalent of the Alternate Payee’s Pre-2005 Supplemental Benefit under this Plan.

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

Section VII
Change of Control

7.1           Effect of Change of Control.  Immediately prior to a Change of Control as defined in Section 7.2, the Company shall immediately fund the CarMax, Inc. Benefit Restoration Plan Trust (the “Trust”) with an amount equal to the then Actuarial Equivalent of the present value of the Supplemental Benefits of all Participants and the survivor benefits of all Beneficiaries payable as a single lump sum payment.  The Trust shall be funded with cash or cash equivalents other than stock of the Company.

7.2           Definition of Change of Control.  “Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

Section VIII
Miscellaneous

8.1           Tax Matters.  The Company does not represent or guarantee that any particular federal state or local income or payroll tax consequence will result to any Participant, Beneficiary or Alternate Payee under this Plan.  The Company has the right to withhold from any benefit payments to any person under this Plan or take other actions necessary to satisfy the Company’s obligation to withhold federal, state and local income and payroll taxes.

8.2           Rights Under the Plan.  This Plan is an unfunded deferred compensation plan.  Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company.  Participation in the Plan and the right to receive payments under the Plan shall not give a Participant or Beneficiary any proprietary interest in the Company or any of its assets.  Benefits under the Plan shall be payable from the general assets of the Company. Subject to Section 7.1, no trust fund may be created in connection with the Plan (other than a trust that, under applicable law, does not affect the characterization of this Plan as an unfunded plan), and there shall be no required funding of amounts that may become payable under the Plan.  A Participant and his Beneficiary shall, for all purposes, be general creditors of the Company.  The interest of a Participant and his Beneficiary in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of their creditors.

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

8.3           Effect on Employment.  The Plan will not affect the right of the Company or an Affiliated Company to terminate an employee’s employment at any time.  Benefits payable under the Plan will not be considered compensation for purposes of other retirement or benefit plans maintained by the Company or an Affiliated Company.

8.4           Successors; Governing Law.  The Plan is binding on the Company and its successors and assigns and on Participants and their Beneficiaries, successors, estates, and distributees.  The Plan will be administered according to the laws of the Commonwealth of Virginia.

8.5           Assumption of Liabilities From Predecessor Plan.  As of the Effective Date, the Plan shall assume all of the liabilities of the Circuit City Stores, Inc. Benefit Restoration Plan with respect to any Participant in the Plan.  In addition, if any individual became an employee of the Company or an Affiliated Company before March 1, 2003 who has or had an accrued benefit under the Circuit Stores, Inc. Benefit Restoration Plan, the Plan shall assume all of the liabilities of the Circuit City Stores, Inc. Benefit Restoration Plan with respect to the individual as of the date of hire by the Company or an Affiliated Company.

WITNESS the following signature as of the Effective Date.

CARMAX, INC.

By: /s/ Keith D. Browning

Keith D. Browning
Executive Vice President
& Chief Financial Officer

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

Appendix A
Provisions Applicable to a Pre-2005 Supplemental Benefit

The provisions of this Appendix A contain special rules that apply to amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, and which shall remain subject to the terms of the Plan as in effect on December 31, 2004, particularly with respect to the time and form of benefit payments.  All other provisions of the Plan continue to apply to such benefits.

1.           Definitions.                                For purposes of this Appendix, the following terms apply:

Pre-2005 Supplemental Benefit means the portion of a Participant’s Supplemental Benefit accrued prior to January 1, 2005, that is earned and vested as of December 31, 2004.

2.           Minimum Service Requirements.  To be eligible to receive a Supplemental Benefit, a Participant must (i) meet one or more of the criteria described in Plan Section 3.1(a), (b) and (c), and (ii) for distributions commencing under the Plan on or before December 31, 2007, commence benefits under the Pension Plan.

3.           Payment.  This Section governs the payment of (i) a Participant’s entire Supplemental Benefit, distribution of which began on or before December 31, 2007 and (ii) a Participant’s Pre-2005 Supplemental Benefit, distribution of which begins on or after January 1, 2008.

(a)           The amount of the Supplemental Benefit described in this Appendix A will initially be determined by assuming that the benefits payable under this Plan and the Pension Plan are paid in the form of a Single Life Annuity payable for the Participant’s lifetime, beginning on the date on which payments actually begin to be made to the Participant from the Pension Plan and ending at the Participant’s death.

(b)           A Participant’s Supplemental Benefit governed by this Appendix A Section 3 will be paid at the same time and in the same form of payment as benefits for the Participant under the Pension Plan, except as provided in Appendix A Section 4.  If the benefit governed by this Section is to be paid in a form other than the single life annuity form described above, the Supplemental Benefit described in Plan Section 3.2 will be actuarially adjusted, using the actuarial assumptions then in effect under the Pension Plan.

(c)           Except as provided in Appendix A Section 4, a Participant’s Supplemental Benefit governed by this Section will begin to be paid on the date on which the Participant begins receiving benefits under the Pension Plan and will be paid in cash or a cash equivalent.

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

4.           Distribution of Accrued Benefit

(a)           Notwithstanding anything in the Plan to the contrary, the Company may distribute, or cause to be distributed in a single lump sum, to a Participant (or, after his death, to his Beneficiary) the Actuarial Equivalent of the Pre-2005 Supplemental Benefit of the Participant (or Beneficiary) under the Plan as of a specified date.  The distribution may be made at any time deemed appropriate by the Company.  The lump sum shall be distributed in cash or a cash equivalent.  The Company shall indicate in writing that the distribution is intended to be a distribution of the Participant’s (or Beneficiary’s) accrued benefit under the Plan.  The Company may take into account the tax consequences of the distribution when computing the amount to be distributed under this Section.

(b)           After a distribution under this Section, the Company shall have no further liability with respect to the Pre-2005 Supplemental Benefit.  The Company has the sole discretion to determine when and if a distribution is to be made under this Section, and to determine the amount of any distribution, and no Participant or Beneficiary shall have any right to receive a distribution under this Section.

5.           Pre-Retirement Survivor Benefit.  A Pre-Retirement Survivor Benefit distribution of which begins on or before December 31, 2007, is payable in the same form and at the same time as the survivor benefit is payable under the Pension Plan, including benefit forms that may provide payments after the death of the surviving Spouse.

6.           Post-Retirement Survivor Benefit.  This Section applies to payments with respect to a Participant’s entire Supplemental Benefit, distribution of which began on or before December 31, 2007, and with respect to a Participant’s Pre-2005 Supplemental Benefit, distribution of which begins on or after January 1, 2008.  A Post-Retirement Survivor Benefit shall be payable to the surviving Beneficiary of a Participant if (i) the Participant is receiving a form of benefit under the Pension Plan that provides for a survivor benefit, and (ii) a survivor benefit is payable to the Beneficiary under the Pension Plan.

(a)           The Beneficiary will be entitled to receive a Post-Retirement Survivor Benefit from this Plan equal to the amount (if any) determined as follows:

(i)           The survivor benefit that would have been payable to the Beneficiary under the Pension Plan had the Participant’s Supplemental Benefit (as adjusted under Sections 3.3 and 3.4) and benefit from the Pension Plan been paid entirely from the Pension Plan, reduced by

CarMax, Inc.
Benefit Restoration Plan
As Amended and Restated January 1, 2008

(ii)           The total survivor benefit that is payable to the Beneficiary under the Pension Plan.

(b)           A Post-Retirement Survivor Benefit under this Section is payable to a surviving Spouse, any other Beneficiary of a Participant who is receiving a survivor benefit under the Pension Plan.

(c)           A Post-Retirement Survivor Benefit under this Section is payable in the same form and at the same time as the survivor benefit is payable under the Pension Plan.